EXHIBIT (a)(1)(iii)

                             LETTER OF TRANSMITTAL

           to be used to Tender Limited Liability Company Interests

                                      in

             THE TOPIARY FUND FOR BENEFIT PLAN INVESTORS (BPI) LLC

                      Pursuant to the Offer to Repurchase
                           Dated September 27, 2005

                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                  AT, AND THIS LETTER OF TRANSMITTAL MUST BE
                  RECEIVED BY PFPC INC. EITHER BY MAIL OR BY
                   FAX BY, 12:00 MIDNIGHT, EASTERN TIME, ON
                    THURSDAY, OCTOBER 27, 2005, UNLESS THE
                              OFFER IS EXTENDED.

                  Complete This Letter Of Transmittal and Fax
               or Mail in the Enclosed Postage-Paid Envelope To:

                                   PFPC Inc.
                                 P.O. Box 219
                           Claymont, Delaware 19703
       Attention: The Topiary Fund for Benefit Plan Investors (BPI) LLC

                          For additional information:
                             Phone: (302) 791-2810
                              Fax: (302) 791-2790

        To Assure Good Delivery, please send this Letter of Transmittal to PFPC Inc. and not to your Financial Advisor.

  If you do not wish to sell all or a portion of your Interests in the Fund, please disregard this Letter of Transmittal.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

         The undersigned hereby tenders to The Topiary Fund for Benefit Plan Investors (BPI) LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), the limited liability company interests in the Fund or portion thereof held by the undersigned ("Interests"), described and specified below, on the terms and conditions set forth in the offer to repurchase, dated September 27, 2005 ("Offer to Repurchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the "Repurchase Offer"). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Repurchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

         The undersigned hereby sells to the Fund Interests tendered hereby pursuant to the Repurchase Offer. The undersigned hereby warrants that the undersigned has full authority to Interests tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are repurchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Repurchase Offer.

         The undersigned recognizes that under certain circumstances set forth in the Repurchase Offer, the Fund may not be required to repurchase any of the Interests tendered hereby. The undersigned recognizes that, if the Repurchase Offer is oversubscribed, not all of the undersigned's Interests will be repurchased.

         The undersigned acknowledges that the method of delivery of any documents is at the election and the complete risk of the undersigned, including, but not limited to, the failure of the Fund's administrator, PFPC Inc., to receive any Letter of Transmittal or other document.

         Payment for tendered Interests that are accepted for repurchase will generally be made via wire transfer. For Members who tender all of their Interests (and which are all accepted for repurchase by the Fund), the amount of the payment will be based on the Fund's net asset value, the calculation of which is described in the Fund's Prospectus under the heading "Net Asset Valuation," as of December 31, 2005, or, if the Repurchase Offer is extended, as of a date designated by the Fund in an amended notice to Members.

         All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Repurchase, this tender is irrevocable.

         If you do not want to sell your limited liability company interests at this time, please disregard this notice. This is simply notification of the Fund's tender offer. If you choose to tender, you are responsible for confirming that PFPC Inc. has received your documents. To assure good delivery, please send this Letter of Transmittal to PFPC Inc. and not to your Financial Advisor.


                                   Please fax or mail (the following pages
                                   only) in the enclosed postage-paid envelope
                                   (if by mail) as instructed on the following pages.

Part 1.  Name:

Name of Member: ________________________________|
Phone #__|__|__| |__|__|__| |__|__|__|__|


Part 2.  Amount of Limited Liability Company Interests to be Tendered:

|__| Entire amount of limited liability company interests in the Fund (pro-rated, if oversubscribed).

|__| Partial amount of limited liability company interests expressed as a specific dollar value, $_____________________ subject to maintenance of a minimum limited liability company interest equal to $25,000 (the "Required Minimum Balance"). The undersigned understands that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund reserves the right to reduce the amount to be repurchased from the undersigned so that the Required Minimum Balance is maintained.


Part 3.  Wire Transfer Instructions

---------------------------------------------------------------------------------------------------------------------
Bank:
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Address:
---------------------------------------------------------------------------------------------------------------------
                                        (city)                          (state)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
ABA #:
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Account Name:
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Account #:
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
For the Account of:
---------------------------------------------------------------------------------------------------------------------


Part 4.  Signature(s):

---------------------------------------------------------------------------------------------------------------------
FOR INDIVIDUAL MEMBERS AND JOINT TENANTS:
-----------------------------------------
---------------------------------------------------------------------------------------------------------------------
Signature:                                                 _________________________________________________________
                                                           (Signature of Owner(s) Exactly as Appeared on Member
                                                           Certification)/Date
---------------------------------------------------------------------------------------------------------------------
Print Name of Member:                                      _________________________________________________________
---------------------------------------------------------------------------------------------------------------------
Joint Tenant Signature:
(If joint tenants, both must sign.)
                                                           _________________________________________________________
                                                          (Signature of Owner(s) Exactly as Appeared on Member
                                                          Certification)/Date
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Print Name of Joint Tenant:                                _________________________________________________________
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

                                                          3

---------------------------------------------------------------------------------------------------------------------
FOR OTHER MEMBERS:
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Print Name of Member:
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Signature:                                                _________________________________________________________
                                                          (Signature of Owner(s) Exactly as Appeared on Member
                                                          Certification)/Date
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Print Name of Signatory and Title:
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Co-Signatory if necessary                                 _________________________________________________________
                                                          (Signature of Owner(s) Exactly as Appeared on Member
                                                          Certification)/Date
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Print Name and Title of Co-Signatory:
---------------------------------------------------------------------------------------------------------------------


                                                              Please fax or mail these pages to:

                                                              PFPC Inc.
                                                              P.O. Box 219
                                                              Claymont, Delaware 19703
                                                              Attention: The Topiary Fund for Benefit Plan Investors (BPI) LLC

                                                              For additional information:
                                                              Phone:   (302) 791-2810
                                                              Fax:     (302) 791-2790


                                                          4